Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Data Storage Corporation Inc. (the "Company") certifies that:

1. The Quarterly Report on Form 10-Q/A of the Company for the Quarter ended June 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATA STORAGE CORPORATION

By:	/s/ Charles M. Piluso
CHARLES M. PILUSO
Chief Executive Officer and Chief Financial Officer

October 21, 2010

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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Source: Data Storage Corp, 10-Q/A, October 21, 2010